Registration No. 33-79342

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0910696 (I.R.S. Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address of principal executive offices, including zip code)

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. 401(k) PLAN
(Full title of the plan)

Franklin E. Crail
President , Chief Executive Officer, and Chairman
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
(970) 259-0554
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Donald Salcito, Esq.
Sean C. Stewart, Esq.
Perkins Coie LLP
1899 Wynkoop St., Suite 700
Denver, Colorado 80202-1043
(303) 291-2300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
to Be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, par value $.03 per share	100,000	$12.00	$1,200,000	$413.79

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Common Stock of Rocky Mountain Chocolate Factory, Inc. on the Nasdaq Stock Market on May 19, 1994.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 To Form S-8 Registration Statement Under the Securities Act of 1933 (this “Amendment”) is an amendment to the Rocky Mountain Chocolate Factory, Inc. (the “Company”) Form S-8 Registration Statement Under the Securities Act of 1933 filed with the Securities and Exchange Commission on May 25, 1994, Registration No. 33-79342 (the “Initial S-8”). The purpose of this Post-Effective Amendment is to amend and modify, Part II, Item 8 of the Company’s Initial S-8. The changes to Part II, Item 8 of the Initial S-8 consist solely of the following: Deletion in the entirety of Exhibits 4.1, 4.2, and 4.3 because, pursuant to Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of the Form S-8, the information contained in the previously filed Exhibits 4.1 (Form of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan), 4.2 (Form of Directed Trust Agreement), and 4.3 (Form of Group Annuity Contract), is not required to be included in a Registration Statement on Form S-8, and may be omitted therefrom, but instead, is required to be included in a Section 10(a) Prospectus sent or given to employees, from time to time, as specified by Rule 428(b)(1). This Post-Effective Amendment does not update, amend, or modify any other information, statement, or disclosure contained in the Initial S-8.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. EXHIBITS

Exhibit
Number	Description
4.1	Deleted (the document previously filed as Exhibit 4.1 — Form of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan — is removed as an exhibit to the Registration Statement and deleted by the filing of this Amendment)

4.2	Deleted (the document previously filed as Exhibit 4.2 — Form of Directed Trust Agreement between the Registrant and Bankers Trust Company of Des Moines, Iowa, as Trustee — is removed as an exhibit to the Registration Statement and deleted by the filing of this Amendment)

4.3	Deleted (the document previously filed as Exhibit 4.3 — Form of Group Annuity Contract between the Trustee and Principal Mutual Life Insurance Company — is removed as an exhibit to the Registration Statement and deleted by the filing of this Amendment)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on the 25th day of August, 2004.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Operating Officer, Chief Financial Officer, Treasurer and Director

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